UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2009
AMICAS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On April 9, 2009, AMICAS, Inc. (the “Company”) committed to a restructuring initiative to materially reduce its workforce. The Company has taken this action following its recent acquisition of Emageon Inc. and an assessment of ongoing personnel needs in light of the acquisition.
     The Company expects to incur approximately $4.6 million in cash expenditures for severance and related costs, primarily in the second quarter of fiscal 2009, in connection with this action. The Company anticipates annual compensation-related cash savings of approximately $11.7 million as a result of this restructuring initiative. This restructuring initiative was completed on April 10, 2009.
Forward-Looking Statements
Statements in this Current Report on Form 8-K that use the words “will,” “estimates,” “expects,” or similar words that describe the Company’s or its management’s future expectations, plans, objectives or goals are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in this Current Report on Form 8-K as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009	AMICAS, INC.
	By:	/s/ Craig Newfield
Craig Newfield
General Counsel & Secretary